Exhibit 97

OLD DOMINION FREIGHT LINE, INC.
CLAWBACK POLICY

As Updated October 18, 2023

1.
Purpose. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) and the Board believe it is desirable and in the best interests of the Company and its shareholders to maintain a culture that emphasizes accountability and integrity and that discourages conduct detrimental to the Company and its shareholders. The Committee and the Board have therefore adopted the Old Dominion Freight Line, Inc. Clawback Policy (As Updated October 18, 2023) (such policy, as it may be further amended and/or restated, the “Policy”), which provides for the recoupment of certain incentive compensation in the event that the Company is required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or as otherwise provided under the Policy. The Policy is effective October 18, 2023 (the “Effective Date”) and replaces and supersedes the Clawback Policy previously adopted by the Board and/or the Committee effective July 19, 2017.

The Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10D-1 adopted thereunder and with applicable exchange listing standards. As such, the Policy will be interpreted and enforced in accordance with Rule 10D-1 of the Exchange Act and applicable exchange listing standards if and to the extent required, and in accordance with Applicable Law.

2.
Administration. The Policy shall be administered by the Committee, unless the Board determines to administer the Policy in whole or in part. For the purposes herein, the “Administrator” includes the Committee and the Board if and to the extent the Board administers the Policy. The Administrator has authority to interpret and construe the Policy and to make all determinations necessary, appropriate or advisable for the administration of the Policy. Any determinations made by the Administrator shall be final and binding on all affected persons and need not be uniform with respect to each person covered by the Policy. To the extent that a person covered by the Policy fails to comply with the Policy, the Administrator shall take (or direct the Company to take) such action as it determines to be appropriate, subject to compliance with Applicable Law. The Administrator may, subject to Applicable Law, authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of the Policy (other than with respect to any recovery under the Policy involving such officer or employee).
3.
Recoupment. If the Company is required to undertake a Restatement, then the Company shall recover, reasonably promptly, all Recoverable Compensation from any Covered Person during the Applicable Period (including those Covered Persons who are not Executive Officers at the time of the Restatement), unless the Administrator determines it is Impracticable to do so, after exercising a review of all applicable facts and circumstances. Such recovery shall be made without regard to any individual fault or misconduct related to the Restatement or the Recoverable Compensation. Further, if the achievement of one or more Financial Reporting Measures was considered in determining the Incentive-Based Compensation Received by a Covered Employee, but the Incentive-Based Compensation was not paid or awarded on a formulaic basis, the Administrator will in its discretion determine the amount of any Recoverable Compensation that must be recouped with respect thereto.

The Administrator shall have discretion to determine the appropriate timing and methods to recoup Recoverable Compensation based on all applicable facts and circumstances and in a manner in accordance with Applicable Law, including Rule 10D-1 and applicable exchange listing standards. Such means may include without limitation (i) seeking reimbursement of payments made with respect to all or part of any cash-based or equity-based awards; (ii) cancelling prior cash-based or equity-based awards, whether vested or unvested or paid or unpaid; (iii) cancelling or offsetting against future cash-based or equity-based awards; (iv) forfeiting deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and (v) any other method permitted under Applicable Law. For clarity, subject to compliance with Applicable Law, the Administrator may affect recovery under the Policy from any amount otherwise payable to the Covered Person, including but not limited to amounts payable to such person under any Company plan, agreement or program, including but not limited to base salary, bonuses and commissions, cash-based incentive compensation, equity-based incentive compensation and compensation previously deferred by the Covered Person.

4.
Certain Definitions. For purposes of the Policy, in addition to other terms defined herein, the following terms shall have the following meanings:

Applicable Law. “Applicable Law” means all applicable laws, rules and regulations, including but not limited to Rule 10D-1 and applicable exchange listing standards.

Applicable Period. “Applicable Period” means the three completed fiscal years of the Company immediately preceding the date the Company is required to prepare a Restatement. The “Applicable Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence; provided that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months will be deemed a completed fiscal year. The date on which the Company is required to prepare a Restatement will be the earlier of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that a Restatement is required, or (ii) the date a court, regulator or other legally authorized entity directs the Company to undertake a Restatement.

Covered Person. “Covered Person” means any person who is, or was at any time, during the Applicable Period, an Executive Officer of the Company as determined in accordance with Rule 10D-1 and applicable exchange listing standards and shall also include such other officers and/or other employees who may from time to time be deemed subject to the Policy by the Administrator.

Executive Officer. “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer (including an officer of the Company’s parent(s) and/or subsidiaries) who performs a policy-making function or any other person who performs similar policy-making functions for the Company.

Financial Reporting Measure. “Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (including “non-GAAP” financial measures), and any measure that is derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission (the “SEC”).

Impracticable. The Committee (or, in the absence of the Committee, a majority of the Company’s independent directors) may determine that recovery of Recoverable Compensation is “Impracticable” (and thus that recoupment of Recoverable Compensation is not required) if: (i) the direct expense paid to a third party to assist in enforcing the Policy would exceed the Recoverable Compensation and the Company has

(A) made a reasonable attempt to recover such amounts and documented such attempt(s) and (B) provided documentation of such attempt(s) to the applicable listing exchange; (ii) recovery would violate applicable home country law (adopted prior to November 28, 2022) and the Company provides an opinion of counsel to that effect to the applicable listing exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Code.

Incentive-Based Compensation. “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, the Policy applies to all Incentive-Based Compensation Received by a Covered Person (i) after such Covered Person began service as an Executive Officer; (ii) who served as an Executive Officer at any time during the Applicable Period for that Incentive-Based Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or national securities association; and (iv) during the Applicable Period.

Received. Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

Recoverable Compensation. “Recoverable Compensation” means the amount of any Incentive-Based Compensation Received by a Covered Person during the Applicable Period that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. If the subject Incentive-Based Compensation was based on stock price or total shareholder return, where the Recoverable Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the Recoverable Compensation must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received, and the Company must maintain such documentation and provide it to the applicable listing exchange.

Restatement. “Restatement” means an accounting restatement of any of the Company’s financial statements filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended, due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, regardless of whether Company or Covered Person misconduct was the cause for such restatement. “Restatement” includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as “Big R” restatements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as “little r” restatements).

5.
No Indemnification or Reimbursement. The Company may not indemnify any Executive Officer or former Executive Officer or other Covered Person against the loss of Recoverable Compensation or pay or reimburse any such person for premiums for a third-party insurance policy purchased by the Executive Officer or former Executive Officer or other Covered Person to fund potential recovery obligations related to Recoverable Compensation.
6.
Reporting and Disclosure. The Company shall file all disclosures with respect to the Policy in accordance with the requirements of applicable federal securities laws, including disclosures required in SEC filings and by applicable exchange listing rules.
7.
Amendment; Termination; Interpretation. The Administrator may amend, modify or terminate the Policy at any time and from time to time in its discretion; provided that, notwithstanding anything in this Section 7 to the contrary, no amendment, modification or termination of the Policy shall be effective to the extent such action would cause the Company to violate Rule 10D-1 or applicable exchange listing standards. Further, the Administrator’s discretion to interpret and apply the Policy shall be limited as required under Rule 10D-1 and applicable exchange listing standards with respect to Executive Officers who are required to be subject to the Policy under Rule 10D-1 and applicable exchange listing standards, but the Administrator shall have discretion to administer, interpret and exercise discretion with respect to the Policy as it applies to other officers and employees who are not Executive Officers but who are deemed to be Covered Persons by the Administrator, provided that any such action shall be in accordance with Rule 10D-1 and applicable exchange listing standards.
8.
Other Forfeiture and Recoupment Rights. The Policy will be applied in accordance with Applicable Law and will also require (and will not be deemed to limit) the Company’s rights, including but not limited to the Company’s rights of forfeiture and/or recoupment of any compensation, as mandated by or available under Applicable Law or pursuant to any Company plan, agreement, program or policy, even if not expressly otherwise required herein. The Policy shall in no way be construed or meant to limit the Company’s legal or equitable rights or ability to require forfeiture of, or to recover, compensation for other actions or events, including but not limited to due to fraud or other misconduct by a Covered Person, or pursuant to Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Administrator may determine that any compensation plan, equity award agreement, phantom stock award agreement, cash incentive award, severance plan or agreement, change in control plan or agreement, employment agreement, deferred compensation plan or agreement and/or other agreements, plans, programs, policies or arrangements affecting a Covered Person shall, as a condition to the grant, receipt or retention of any benefit covered by such arrangement, require a Covered Person to contractually agree to abide by the terms of the Policy, as such Policy may be amended from time to time. Further, the adoption of the Policy does not mitigate, and is intended to enhance, the effect of any forfeiture, recoupment or similar provisions in any compensation plan, equity award agreement, phantom stock award agreement, cash incentive award, severance plan or agreement, change in control plan or agreement, employment agreement, deferred compensation plan or agreement and/or other agreements, plans, programs, policies or arrangements.
9.
Acknowledgement by Covered Persons. The Company may provide notice and seek written acknowledgement of and agreement to abide by the Policy from an Executive Officer or other Covered Person, provided that the failure to provide such notice or obtain such acknowledgement or agreement shall have no impact on the applicability or enforceability of the Policy.
10.
Effective Date. The Policy shall be effective as of the Effective Date. Without limiting the effect of the foregoing, the terms of the Policy shall apply to any Incentive-Based Compensation that is Received by Covered Persons on or after October 2, 2023, even if such Incentive-Based Compensation was approved, awarded, granted or paid to Covered Persons prior to the Effective Date, or otherwise as required under Rule 10D-1 or applicable exchange listing standards.
11.
Successors. The Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives.
12.
Board and Committee Indemnification. Any members of the Board or the Committee shall not be personally liable for any action, determination or interpretation made with respect to the Policy and shall be fully indemnified by the Company to the fullest extent under Applicable Law and Company governing documents or policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board or the Committee under Applicable Law or Company governing documents or policy.
13.
Severability. The provisions in the Policy are intended to be applied to the fullest extent of the law. To the extent that any provision in the Policy is found to be unenforceable or invalid under any

Applicable Law, such provision shall be applied to the maximum extent permitted, shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under Applicable Law and shall not affect the enforceability or validity of the other provisions of this Policy.

OLD DOMINION FREIGHT LINE, INC.

CLAWBACK POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Old Dominion Freight Line, Inc. Clawback Policy (such policy, as it may be amended and/or restated from time to time, the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy.

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that, to the extent that the undersigned is or is deemed to be a Covered Person under the Policy, the undersigned is and will continue to be fully bound by, and subject to, the Policy, and the Policy will apply both during and after the undersigned’s employment with or service to the Company. By signing below, the undersigned agrees that, if the undersigned is or is deemed to be a Covered Person under the Policy, the undersigned will abide by the terms of the Policy. Without limiting the effect of the foregoing, in the event that it is determined by the Administrator that any amounts granted, earned or paid to the undersigned must be forfeited and/or reimbursed to the Company, the undersigned will promptly take any action necessary to effectuate such forfeiture and/or reimbursement, including, without limitation, by returning any Recoverable Compensation to the Company to the extent required by, and in a manner consistent with, the Policy.

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Signature

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Printed Name

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Date